Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Exhibit 10.5

EXECUTION VERSION

CONFIDENTIAL

EXCLUSIVE CHANNEL COLLABORATION AGREEMENT

THIS EXCLUSIVE CHANNEL COLLABORATION AGREEMENT (the “Agreement”) is made and entered into effective as of November 28, 2011 (the “Effective Date”) by and between INTREXON CORPORATION, a Virginia corporation with offices at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876 (“Intrexon”), and ELANCO ANIMAL HEALTH, a division of Eli Lilly and Company, and its Affiliates, having its principal place of business at 2500 Innovation Way, Greenfield, Indiana 46140 (collectively “Elanco”). Intrexon and Elanco may be referred to herein individually as a “Party”, and collectively as the “Parties.”

RECITALS

WHEREAS, Intrexon has expertise in and owns or controls proprietary technology relating to the design and production of DNA vectors and their in vivo expression for application in life science and industrial fields, including animal science fields; and

WHEREAS, Elanco desires to become Intrexon’s exclusive channel collaborator with respect to such technology for the purpose of developing product candidates for certain genes in certain companion animal and production animal fields, and Intrexon is willing to enter into such exclusive collaboration with Elanco, all under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the Parties agree as follows:

ARTICLE 1

Definitions

As used in this Agreement, the following capitalized terms shall have the following meanings:

1.1 “Additional Indication” has the meaning set forth in Section 3.9(a).

1.2 “Additional Species” has the meaning set forth in Section 3.9(a).

1.3 “Additional Target” has the meaning set forth in Section 3.9(a).

1.4 “Affiliate” means any corporation or other entity that controls, is controlled by, or is under common control with a Party to this Agreement. A corporation or other entity will be regarded as in control of another corporation or entity if the latter corporation or entity owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the former corporation or other entity, or if the latter corporation or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the former corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the former corporation or other entity. An Affiliate will be bound under this Agreement in the same manner as if it were a Party hereto. Notwithstanding the foregoing, except as set forth in Section 2.3(a), Third Security shall be deemed not to be an Affiliate of Intrexon. In addition, any other person,

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

corporation, partnership, or other entity that would be an Affiliate of Intrexon solely because it and Intrexon are under common control by Randal J. Kirk or by investment funds managed by Third Security or an affiliate of Third Security shall also be deemed not to be an Affiliate of Intrexon.

1.5 “Animal Health” means all applications and uses for, in and/or on animals (companion or food production (excluding reptiles and rodents)), animal products, animal feed, animals for human food, food safety or the food chain, including but not limited to related systems or processes, amelioration, diagnosis, control, prevention, prophylaxis and/or treatment of pathogens, diseases, pests, parasites or sign(s) or symptom(s) related thereto; the foregoing, applies when the animal is the food source or where a food safety application is used for an animal as a food source and then applied to a non-animal food source (e.g. crop plants), except that “Animal Health” does not include any uses in humans that require an FDA human drug approval.

1.6 “Approval Filing” means a full or administrative NADA or terminal submission (a complete regulatory dossier) for each Product (other than any diagnostic Products) in the Field, or its foreign equivalent.

1.7 “[*****]” has the meaning set forth in Section 3.6(a).

1.8 “Channel-Related Program IP” has the meaning set forth in Section 6.1(c).

1.9 “Executive Officer” means the President or Chief Executive Officer of the applicable Party, or another senior executive officer of such Party who has been duly appointed by the President or Chief Executive Officer to act as the representative of the Party, provided that such officer is not a member of the Committee, if applicable, and occupies a position senior to the positions occupied by the applicable Party’s members of the Committee, if applicable.

1.10 “Claims” has the meaning set forth in Section 9.1.

1.11 “Committees” has the meaning set forth in Section 2.2(a).

1.12 “Confidential Information” means each Party’s confidential information, inventions, non-public know-how or non-public data disclosed pursuant to this Agreement or any other confidentiality agreement between the Parties and may include, without limitation, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form.

1.13 “Control” means, with respect to a Patent or other intellectual property right, that a Party owns or has a license to such right and has the ability to grant to the other Party a license or sublicense as provided for in this Agreement under such right without violating the terms of any agreement or other arrangement with any Third Party.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

1.14 “Diligent Efforts” means, with respect to a Party’s obligation under this Agreement, the level of efforts and resources reasonably required to develop, manufacture, and/or commercialize (as applicable) a Licensed Product in a sustained manner, consistent with the efforts and resources a similarly situated company working in the Field would typically devote to a product, taking into consideration the safety and efficacy of such Licensed Product, product profile, the competitiveness of the marketplace, the proprietary position of the Product Candidate and/or Licensed Product, the regulatory structure involved in obtaining product approval, and the potential profitability of such Licensed Product. With respect to a particular task or obligation, Diligent Efforts requires that the applicable Party timely assign responsibility for such task and consistently make and implement decisions and allocate resources designed to advance progress with respect to such task or obligation.

1.15 “Dollar” or “$” means the lawful currency of the United States of America.

1.16 “Elanco Indemnitees” has the meaning set forth in Section 9.1.

1.17 “Elanco Intellectual Property (Elanco IP)” means Elanco Patent Rights, Elanco Technology, and Elanco Inventions.

1.18 “Elanco Inventions” means any Invention by Elanco (other than a joint invention or an invention on Intrexon Chanel Technology or on Intrexon IP) that is discovered, made, or conceived and reduced to practice as a result of the ECC. For clarity, any invention by Elanco outside the ECC will be solely owned by Elanco and is not included in Elanco Inventions.

1.19 “Elanco Patent Rights” means any and all Patent Rights owned and/or controlled by Elanco during the term of this Agreement and is reasonably required or useful for Elanco to develop and/or commercialize any Licensed Product.

1.20 “Elanco Program Patent” has the meaning set forth in Section 6.2(b).

1.21 “Elanco Technology” means specifications, sketches, drawings, schematics, prototypes, methods, protocols, know-how, trade secrets, all proprietary data, information, inventions, regulatory submissions, material, compounds, strains, cell lines or other intellectual property of any kind, excluding Patent Rights, and is reasonably required or useful for Elanco to develop and/or commercialize any Licensed Product.

1.22 “Elanco Termination IP” means all Elanco Inventions that Elanco Controls during the Term that: (a) claims the composition of matter of, or the method of making or using, a Reverted Product; or (b) is otherwise necessary or useful for the development, manufacture or commercialization of a Reverted Product.

1.23 “Exclusive Channel Collaboration” or “ECC” means the research, development, manufacturing and commercialization activities with respect to the Potential Product Candidates, Product Candidates and Licensed Products, to be conducted by or on behalf of the Parties under this Agreement, solely or in collaboration with each other.

1.24 “Field Infringement” has the meaning set forth in Section 6.3(b).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

1.25 “Field” means, for each Target, the use of the Potential Product Candidates, Product Candidate or Licensed Products directed to such Target injected into one (1) or more species of companion and/or food production animals for the in vivo expression of effectors in such animals, for the treatment or prophylaxis of a disease or condition in such animals, solely in the following specific combinations: [*****] When a Licensed Product is referred to as being developed, used and/or commercialized in the Field, it shall be understood that the Licensed Product is being developed, used and/or commercialized solely for the specific disease and animal species combination set forth above that corresponds to the Target to which the Product Candidate in such Licensed Product is directed.

1.26 “First Commercial Sale” means, with respect to a Licensed Product and country, the first sale for use by an end-user customer of such Licensed Product in such country after any required regulatory approval has been obtained in such country.

1.27 “Fully Loaded Cost” means the direct cost of the applicable good, product or service plus indirect charges and overheads reasonably allocable to the provision of such good, product or service in accordance with US GAAP.

1.28 “Information” means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including without limitation, databases, inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and patent and other legal information or descriptions.

1.29 “Infringement” has the meaning set forth in Section 6.3(a).

1.30 “Intrexon Channel Technology” means Intrexon’s DNA biosynthesis, transgene and gene expression technology directed towards in vivo expression of effectors, including without limitation the technology embodied in the Intrexon Materials and the Intrexon IP, but excluding any non DNA-based drug delivery technology that may be used for the in vivo delivery of the Intrexon Materials.

1.31 “Intrexon Indemnitees” has the meaning set forth in Section 9.2.

1.32 “Intrexon IP” means the Intrexon Patents and Intrexon Know-How.

1.33 “Intrexon Know-How” means all Information (other than Intrexon Patents) that (a) is Controlled by Intrexon as of the Effective Date or during the Term and (b) is reasonably required or useful for Elanco to exercise its rights under this Agreement in the Field. For the avoidance of doubt, the Intrexon Know-How shall include any Information (other than Intrexon Patents) in the Channel-Related Program IP.

1.34 “Intrexon Materials” means the genetic code and associated gene constructs used alone or in combination and such other proprietary reagents including but not limited to plasmid vectors, virus stocks, and cells and cell lines, in each case that are reasonably required for, useful for, or provided to Elanco to exercise its rights under this Agreement in the Field.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

1.35 “Intrexon Patents” means all Patents that (a) are Controlled by Intrexon as of the Effective Date or during the Term; and (b) are reasonably required or useful for Elanco to exercise its rights under this Agreement in the Field. For the avoidance of doubt, the Intrexon Patents shall include any Patent in the Channel-Related Program IP.

1.36 “Intrexon Trademarks” means those trademarks related to the Intrexon Channel Technology that are established from time to time by Intrexon for use across its channel partnerships and/or collaborations.

1.37 “Inventions” has the meaning set forth in Section 6.1(b).

1.38 “Intellectual Property Committee” or “IPC” has the meaning set forth in Section 2.2.

1.39 “Joint Invention” means an Invention discovered, made, or conceived and reduced to practice jointly by Intrexon employee(s), contractor(s) or agent(s) and Elanco employee(s), contractor(s) or agent(s).

1.40 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.2.

1.41 “Licensed Product” means any product that comprises a Product Candidate, or during research and development, any Potential Product Candidate or Product Candidate.

1.42 “Losses” has the meaning set forth in Section 9.1.

1.43 “Net Sales” means, with respect to a Licensed Product, the gross amount invoiced by Elanco (including any Elanco Affiliate) or any sublicensee thereof to unrelated Third Parties (excluding any sublicensee) for sales of such Licensed Product in the Territory, less the following:

(a) Customary trade, quantity and cash discounts actually allowed;

(b) Third Party agent commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments and similar allowances, limited to reasonable adjustments and allowances which effectively reduces the net selling price;

(c) Licensed Product returns or allowances;

(d) Allowance for Third Party distribution expenses;

(e) Any tax imposed on the sale, delivery or use of the Product, including, without limitation, sales, use, excise or value added taxes, but excluding any tax on income; and

(f) Any other similar and customary deductions, which reduces net sales under US GAAP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

Such amounts will be determined from the books and records of Elanco, Elanco Affiliates and/or sublicensee(s) (as applicable), maintained in accordance with U.S. GAAPor, in the case of sublicenses, such similar accounting principles, consistently applied. Elanco further agrees in determining such amounts, it will use Elanco’s then-current standard procedures and methodology, including Elanco’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of sublicensees, such similar methodology, consistently applied.

In the event that the Licensed Product is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises the Licensed Product and other active compound(s) and/or ingredients), the Net Sales of the Licensed Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition) by the fraction, A / (A+B) where A is the weighted average sale price of the Licensed Product when sold separately in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

In the event that the weighted average sale price of the Licensed Product can be determined but the weighted average sale price of the other product(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of the Licensed Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of the Licensed Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula: one (1) minus B / C where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of both the Licensed Product and the other product(s) in the Combination Product cannot be determined, the Net Sales of the Licensed Product shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of the Licensed Product in the Combination Product to the total market value of such Combination Product.

The weighted average sale price for a Licensed Product, other product(s), or Combination Product shall be calculated on a global basis once each calendar year and such price shall be used during all applicable royalty reporting periods for the entire following calendar year. When determining the weighted average sale price of a Licensed Product, other product(s), or Combination Product, the weighted average sale price shall be calculated by dividing the worldwide sales dollars (translated into U.S. dollars) by the units of active ingredient sold worldwide during the twelve (12) months (or the number of months sold in a partial calendar year) of the preceding calendar year for the respective Licensed Product, other product(s), or Combination Product. In the initial calendar year, a forecasted weighted average sale price will be used for the Licensed Product, other product(s), or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following calendar year.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

Notwithstanding the foregoing, in no event shall the Net Sales of a Licensed Product be reduced by more than [*****] in any calendar year by reason of the allocation mechanism outlined above when such Licensed Product is sold in the form of a Combination Product.

1.44 “Patents” means rights under all patents, provisional and non-provisional, owned or controlled by the Parties (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, re-validations, patents of addition, supplementary protection certificates or the equivalents thereof) and under all provisional and non-provisional patent applications (including, without limitation, all continuations, continuations-in-part (to the extent claiming the same subject matter as the application to which it claims priority) and divisionals thereof).

1.45 “Potential Product Candidate” means, for each Target, the DNA sequence directed to such Target (including its vector and/or host) that is designed, discovered and/or synthesized by Intrexon as part of the Research Program for evaluation and/or selection as a Product Candidate pursuant to Section 4.1.

1.46 “Product Candidate” means, for each Target, the Potential Product Candidate for such Target that has been selected as the Product Candidate pursuant to Section 4.1.

1.47 “Product-Specific Program Patent” means any issued Intrexon Patent where all the claims are directed to Inventions that relate solely to Licensed Products. In the event of a disagreement between the Parties as to whether a particular Intrexon Patent is or is not a Product-Specific Program Patent, the Parties shall seek to resolve the issue through discussions at the IPC, provided that if the Parties are unable to resolve the disagreement, the issue shall be submitted to arbitration pursuant to Section 11.2. Any Intrexon Patent that is subject to such a dispute shall be deemed not to be a Product-Specific Program Patent unless and until (a) Intrexon agrees in writing that such Patent is a Product-Specific Program Patent or (b) an arbitrator or arbitration panel determines, pursuant to Article 11, that such Intrexon Patent is a Product-Specific Program Patent.

1.48 “Proposed Terms” has the meaning set forth in Section 11.2.

1.49 “Recovery” has the meaning set forth in Section 6.3(f).

1.50 “Regulatory Agency” means, any governmental authority that regulates Products, including but not limited to the Drug Enforcement Administration (DEA), including the Controlled Substance Section (CSS); Environmental Protection Agency (EPA); Food and Drug Administration (FDA), including the Center for Veterinary Medicine (CVM) and the Center for Drug Evaluation and Research (CDER); Food Safety and Inspection Service (FSIS); U.S. Department of Agriculture (USDA); or any counterparts thereof in jurisdictions outside of the USA.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

1.51 “[*****]” has the meaning set forth in Section 3.7(a).

1.52 “Retained Product” has the meaning set forth in Section 10.4(a).

1.53 “Reverted Product” has the meaning set forth in Section 10.4(c).

1.54 “SEC” means the United States Securities and Exchange Commission.

1.55 “Support Memorandum” has the meaning set forth in Section 11.2.

1.56 “Target” means each of the following [*****].

1.57 “Third Party” means any individual or entity other than the Parties or their respective Affiliates.

1.58 “Third Party IP” has the meaning set forth in Section 3.7(a).

1.59 “Third Security” means Third Security, LLC.

1.60 “Territory” means the entire world.

1.61 “US GAAP” means generally accepted accounting principles in the United States.

1.62 “Valid Claim” means either (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through re-examination, reissue or disclaimer or otherwise; or (b) a claim of a pending patent application, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application, provided that no more than [*****] years has passed from the filing date of such patent application in the applicable country.

ARTICLE 2

Purpose of Exclusive Channel Collaboration; Management

2.1 Purpose of Exclusive Channel Collaboration. The purpose of the ECC shall be: (a) for Intrexon to use the Intrexon Channel Technology to design, discover and synthesis at least one (1) Potential Product Candidate(s) with respect to each Target for further evaluation; (b) for the Parties to select one (1) Potential Product Candidate with respect to each Target as a Product Candidate; and (c) with respect to such Product Candidate so selected, for Elanco to develop and, if feasible, commercialize Licensed Products comprising such Product Candidate in the Field in the Territory. For clarity, there shall be no more than one (1) Product Candidate for each Target for each indication in the Field unless the Parties otherwise agree, and there shall be no more than four (4) Product Candidates in total under this Agreement unless Elanco exercises its right to expand the Field for any Target under Section 3.10(b).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

2.2 Committees. Within thirty (30) days after the Effective Date, the Parties shall establish: (a) a joint steering committee to establish and oversee the Parties’ activities under the ECC and to facilitate communications between the Parties with respect thereto (the “Joint Steering Committee” or the “JSC”); and (b) an intellectual property committee to manage intellectual property issues in connection with the ECC, such as the strategy and activities pertaining to intellectual property protection for Inventions generated under the ECC and the evaluation of Third Party intellectual properties for in-licensing opportunities, in each case as more specifically described in this Agreement (the “Intellectual Property Committee” or the “IPC”). From time to time during the Term, the Parties may form other committees as reasonably necessary to efficiently advance the ECC, in accordance with the rest of this Article 2 (the JSC, the IPC and each such other committee, collectively, the “Committees”).

2.3 General Committee Membership and Procedure.

(a) Membership. For each Committee, each Party shall designate an equal number of representatives (not to exceed three (3) for each Party), each of whom shall have the appropriate expertise to serve as a representative of such Committee and shall be an employee of such Party or of its Affiliate. Solely for the purpose of this Section 2.3, Third Security shall be deemed to be an Affiliate of Intrexon. Each representative may serve on more than one Committee as appropriate in view of the individual’s expertise. Each Party may replace its Committee representatives at any time upon written notice to the other Party. Each Committee shall have a chairperson who shall be a representative of such Committee. The chairperson of each committee shall serve for a two (2)-year term and the right to designate which representative to the Committee will act as chairperson shall alternate between the Parties, with Elanco selecting the chairperson first for the JSC, and Intrexon selecting the chairperson first for the IPC. The chairperson of each Committee shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of such Committee, and preparing and issuing minutes of each meeting within thirty (30) days thereafter.

(b) Meetings. Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every six (6) months. Meetings of any Committee may be held in person or by means of telecommunication (telephone, video, or web conferences). To the extent that a Committee holds any meetings in person, the Parties will alternate in designating the location for such in-person meetings, with Elanco selecting the first meeting location for each Committee. A reasonable number of additional representatives of a Party may attend meetings of a Committee in a non-voting capacity. Each Party shall be responsible for all of its own expenses of participating in any Committee (including without limitation in any Working Group).

(c) Meeting Agendas. Each Party will disclose to the other Party proposed agenda items along with appropriate information at least seven (7) business days in advance of each meeting of the applicable Committee; provided, that a Party may provide its agenda items to the other Party within a lesser period of time in advance of the meeting with the other Party’s written consent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

(d) Working Groups. From time to time, each Committee may establish and delegate duties to other sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities. Each such Working Group shall be constituted and shall operate as the applicable Committee determines; provided, that each Working Group shall have equal representation from each Party. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such Working Group. In no event shall the authority of the Working Group exceed that specified for the relevant Committee in this Article 2.

(e) Committee Actions; Limitations of Committee Powers. Each Committee shall exercise its authority in good faith in the interest of the ECC. Each Committee shall have only such powers as are specifically delegated to it hereunder or from time to time as agreed to by the mutual consent of the Parties and shall not be a substitute for the rights of the Parties. Without limiting the generality of the foregoing, no Committee shall have any power to amend this Agreement. Any amendment to the terms and conditions of this Agreement shall be implemented pursuant to Section 12.7 below.

(f) Elanco IP. Prior to introducing any Elanco IP into the ECC, the JSC must approve such introduction or use thereof.

2.4 Committee Decision-Making.

(a) Each Committee shall operate by consensus. If a Committee is unable to reach unanimous consent on a particular matter within thirty (30) days of its initial consideration of such matter, such dispute shall first be referred to appropriate management for resolution within thirty (30) days after such dispute is referred and if unresolved then either Party may provide written notice of such dispute to the Executive Officers of the Parties. The Executive Officers of each of the Parties will meet at least once in person and will in addition communicate by means of telecommunication (telephone, video, or web conferences), to discuss the dispute and use their good faith efforts to resolve the dispute within thirty (30) days after submission of such dispute to the Executive Officers. If any such dispute is not resolved by the Executive Officers within thirty (30) days after submission of such dispute to such officers, then:

(i) the Executive Officer of Intrexon shall have the authority to make the final decision on any dispute pertaining to the Intrexon IP, provided that any final decision made by such Executive Officer of Intrexon will not negatively impact the development and/or commercialization of any Licensed Product unless justified on a commercially reasonable basis taking into account the perspectives of both Parties;

(ii) the Executive Officer of Elanco shall have the authority to make the final decision on any dispute pertaining to the development and/or commercialization of any Licensed Product (after the selection of the Product Candidate contained therein), provided that any final decision made by such Executive Officer of Elanco will not negatively impact the scope, duration or enforceability of any Intrexon IP; and

(iii) if any additional Committee is formed, then the Parties shall, at the time of such formation, agree on which Party shall have the final decision-making authority within the subject matter of such Committee.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

(b) Restrictions. Neither Party shall exercise its right to finally resolve a dispute at a committee in accordance with this Section 2.4 in a manner that (i) excuses such Party from any of its obligations specifically enumerated under this Agreement; (ii) expands the obligations of the other Party under this Agreement; (iii) negates any consent rights or other rights specifically allocated to the other Party under this Agreement; (iv) purports to resolve any dispute involving the breach or alleged breach of this Agreement; (v) resolves a matter if the provisions of this Agreement specify that mutual agreement is required for such matter; or (vi) would require the other Party to perform any act that is inconsistent with applicable law.

ARTICLE 3

License Grants

3.1 Licenses to Elanco.

(a) Research License. Intrexon hereby grants to Elanco a license under Intrexon IP, including the use of Intrexon Materials, to research and use Potential Product Candidates and Product Candidates in the Field and Territory, solely to conduct the activities under this Agreement.

(b) Development and Commercialization License. For each Potential Product Candidate and for each Product Candidate selected pursuant to Section 4.1 below, Intrexon hereby grants to Elanco an exclusive license under Intrexon IP to develop, use, import, make and have made, sell, and offer for sale Licensed Products. To the extent Licensed Products incorporates Intrexon Materials, the above license grant also applies to such Intrexon Material. Such license shall be exclusive with respect to any clinical development, selling, offering for sale or other commercialization of Licensed Products in the Field, and shall be otherwise non-exclusive. Elanco has those further license rights for development and commercialization as provided in Article 6.

(c) Trademark License. Subject to the terms and conditions of this Agreement, Intrexon hereby grants to Elanco a non-exclusive, royalty-free license to use and display the Intrexon Trademarks, solely in connection with the commercialization of Licensed Products, in the promotional materials, packaging, and labeling for Licensed Products, as provided under and in accordance with Section 4.8.

3.2 Sublicensing. With Intrexon’s written consent and to the extent reasonably necessary, Elanco may transfer Intrexon Materials to a Third Party research, development or manufacturing contractor performing research and development activities for the Potential Product Candidate, Product Candidate, or Licensed Products, and may grant any sublicenses solely to the extent necessary to enable such Third Party to perform such activities. Such Intrexon written consent will not be unreasonably withheld taking into account the protection of Intrexon IP. Elanco shall have the right to sublicense the rights granted under Section 3.1 to an Affiliate without first obtaining Intrexon’s written consent, and such sublicense shall be effective for as long as such entity remains an Affiliate of Elanco. Elanco shall remain responsible for, and be guarantor of, the performance by any sublicensee and shall cause such

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

CONFIDENTIAL

sublicensee to comply with the provisions of this Agreement in connection with the practice of such sublicense or the use of such Intrexon Materials (as though such Third Party or Affiliate were Elanco), and Elanco shall remain primarily responsible for any payment obligations owed to Intrexon under this Agreement. None of the enforcement rights under the Intrexon Patents that are granted to Elanco pursuant to Section 6.3 shall be transferred to, or exercised by, a sublicensee except with Intrexon’s prior written consent, which may be withheld in Intrexon’s sole discretion. Except as provided above, Elanco shall not sublicense the rights granted under Section 3.1 to any Third Party, or transfer the Intrexon Materials to any Third Party, or otherwise grant any Third Party the right to research, develop, use, or commercialize Licensed Products, in each case except with Intrexon’s written consent, which written consent may be withheld in Intrexon’s sole discretion.

3.3 Exclusivity.

(a) During the Term, neither Intrexon nor any Affiliate shall (either by itself or with a Third Party) develop or commercialize in the Field and Territory outside the ECC any product directed to a particular Target that has been identified as included in the ECC, unless and until: (i) Elanco elects not to select a Product Candidate for such Target; or (ii) such Product Candidate reverts to Intrexon.

(b) During the Term, neither Elanco nor its Affiliates shall (either by itself or with a Third Party) develop or commercialize in the Field and Territory outside the ECC any gene product and directed to a Target that has been identified as included in the ECC using in vivo expression control or ex vivo production of gene-based technology, excluding the administration to an animal of an effector protein developed outside of the ECC, unless and until: (i) Elanco elects not to select a Product Candidate for such Target; or (ii) such Product Candidate reverts to Intrexon.

3.4 No Non-Permitted Use. Elanco hereby covenants that it shall not, nor shall it permit any Affiliate or, if applicable, (sub)licensee, to use or practice, directly or indirectly, any Intrexon IP, Intrexon Channel Technology, or Intrexon Materials: (a) for performing research on any product other than Licensed Products; or (b) for the research, development, manufacturing or commercialization of any product other than Licensed Products.

3.5 No Prohibition on Intrexon. Except as in accordance with this Agreement, Intrexon shall not be prohibited from practicing or using the Intrexon Materials, Intrexon Channel Technology, and Intrexon IP for any purpose, and to grant to Third Parties the right to do the same. Without limiting the generality of the foregoing and in accordance with this Agreement, Elanco acknowledges that Intrexon has rights in Intrexon’s sole discretion, to make the Intrexon Materials, Intrexon Channel Technology (including any active pharmaceutical ingredient used in a Licensed Product), and Intrexon IP available to Third Party channel partners and/or collaborators for use outside the Field or field of Animal Health, respectively (including without limitation using the same gene construct delivered for the treatment or prevention of the same disease in other animal species, or the treatment or prevention of other diseases in the same animal species.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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3.6 Third Party Licenses.

(a) [*****] shall obtain[*****] any licenses from Third Parties that are required in order to practice the Intrexon Channel Technology in the Field where the licensed intellectual property is directed to Intrexon’s in vivo expression system, but excluding any intellectual property that is directed to any Target (“[*****]”). Other than with respect to [*****], the JSC, based on a recommendation from the IPC, shall have the right to approve (or withhold approval) for obtaining any licenses from Third Party that may be required in order to lawfully make, use, sell, offer for sale, or import Licensed Products (“[*****]”). The parties agree that [*****] will have a first option to seek a license broader in scope than the Field. If, after ninety (90) days [*****] reach a final decision, [*****] shall have the option [*****] to obtain any such licenses within the Field. To the extent commercial progress requires action in advance of the 90-day period, [*****] shall meet and resolve accordingly. [*****] and [*****] are collectively referred to as “Third Party IP”).

(b) The licenses granted to Elanco under Section 3.1 may include sublicenses under Intrexon IP that has been licensed to Intrexon by one or more Third Parties. Any such sublicenses are subject to the terms and conditions set forth in the applicable upstream license agreement, provided that Intrexon shall have, at least ten (10) days prior to execution of this Agreement, either provided redacted copies of such upstream license agreements to Elanco or disclosed in writing to Elanco all of such terms and conditions that are applicable to Elanco, in either case sufficient to allow Elanco to assess the impact of such terms and conditions on this Agreement.

3.7 Licenses to Intrexon. Subject to the terms and conditions of this Agreement and to the extent Elanco’s IP is incorporated into the ECC, Elanco hereby grants to Intrexon a non-exclusive, worldwide, fully-paid, royalty-free license, under any applicable Patents or other intellectual property Controlled by Elanco or its Affiliates for Intrexon to conduct those responsibilities assigned to it for the development of Licensed Products under this Agreement, which license shall be sublicenseable solely to Intrexon’s Affiliates or to any of Intrexon’s subcontractors. Consistent with Article 6 herein, Elanco hereby grants to Intrexon a non-exclusive, worldwide, fully-paid, royalty-free license, under Elanco Patent Rights and Elanco Technology that claim or cover Joint Inventions in the course of this Agreement, to develop, make, have made, use, sell, offer for sale and import any product outside the Field.

3.8 Restrictions Relating to Intrexon Materials. Elanco shall use the Intrexon Materials solely to perform its obligations and to exercise its rights under this Agreement, and not for any other purpose. With respect to any Intrexon Materials comprising Intrexon’s vector assembly technology transferred to Elanco, Elanco shall not, and shall ensure that Elanco personnel do not (a) distribute, sell, lend or otherwise transfer such Intrexon Materials to any Third Party except as provided in Section 3.2.; (b) co-mingle such Intrexon Materials with any other proprietary biological or chemical materials without Intrexon’s written consent, such consent not to be unreasonably withheld; or (c) analyze such Intrexon Materials for the purpose of attempting to reverse engineer or sequence such Intrexon Materials. The sequence, design and composition of any vector or construct included in Intrexon Materials shall be deemed Confidential Information of Intrexon subject to strictest protection. In addition to the confidentiality and non-use obligations under Article 7, Elanco shall not disclose such sequence, design or composition to any Third Party under any circumstance, except as provided in Section 3.2, without Intrexon’s prior written consent, which consent may be withheld at Intrexon’s sole discretion.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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3.9 Additional Target and Indication Expansion.

(a) Additional Target. Until December 4, 2011, Elanco shall have the right to select a fourth (4th) Target and its corresponding disease area and companion and/or food production animal species as a specific combination to be added to the ECC, unless Intrexon provides Elanco with reasonable and sufficient evidence that such Target is not available due to prior collaboration or contractual obligations. However, during the aforementioned period, Intrexon agrees not to license the entire Field of Animal Health. Elanco’s right to select the 4th Target and its corresponding disease area and companion and/or food production animal species as a specific combination to be added to the ECC shall continue beyond December 4, 2011 through the ninety (90)-day period after the Effective Date, subject to JSC’s approval. The JSC shall not unreasonably withhold its approval, but shall in any event not grant such approval if the addition of such Target would cause either Party to breach any of its then-current obligations to any Third Party, in particular if Intrexon has already entered into a collaboration with a Third Party for, granted rights to a Third Party with respect to, or is bound by contractual obligations not to develop and/or commercialize, such Target for such disease area in such animal species, provided in such event Intrexon provides Elanco, or its designated agent, with reasonable and sufficient evidence of such collaboration, rights or contractual obligations. Upon approval by the JSC, such Target shall be deemed an “Additional Target”, such corresponding animal species shall be deemed “Addition Species”, and such corresponding indication shall be deemed “Additional Indication.” During the first year after the Effective Date, Elanco shall have the right to substitute a different Target for one of the then-existing Targets as a specific combination with the same or an alternative indication and species, and such substitution shall be subject to the JSC’s approval, and the JSC shall not unreasonably withhold its approval; provided that JSC shall in any event not grant such approval if the addition of such Target would cause either Party to breach any of its then-current obligations to any Third Party, in particular if Intrexon has already entered into a collaboration with a Third Party for, granted rights to a Third Party with respect to, or bound by contractual obligations not to develop and/or commercialize, such Target for such disease area in such animal species, provided in such event Intrexon provides Elanco, or its designated agent, with reasonable and sufficient evidence of such collaboration, rights or contractual obligations.

(b) Indication Expansion. Intrexon hereby grants Elanco a right of first refusal to expand the authorized uses within the Field for each Target as set forth below, with such right of first refusal to expire on the later of: (i) the tenth (10th) anniversary of the Effective Date; and (ii) the fifth (5th) anniversary of the date on which the most recent Approval Filing was submitted for a Licensed Product directed to such Target (the “ROFR Period”). During the ROFR period, in the event Intrexon intends to develop, or Elanco requests to develop ,a product candidate for a Target in the same animal species corresponding to such Target in the Field but for a product indication that is outside the Field, then, prior to entering into a collaboration with, or granting the right to, a Third Party to do so, such Party shall provide the other Party with written notification of such intent. Within ninety (90) days after receipt of such notification, Elanco shall have the right to elect to expand the Field for such Target under the ECC into such indication for such animal species (the “Expanded Indication”) as follows: (A) such product candidate (either as a new product candidate or the same as the Product Candidate developed by

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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the Parties under the ECC for the existing indication within the Field for such Target) shall be deemed a Product Candidate and subject to the terms and conditions hereunder, including but not limited to financial obligations pertaining to such Target, diligence requirements and reversion rights; and, (B) such new Product Candidate, indication and animal species combination shall be deemed included in the definition of Field for such Target.

3.10 Combination Products. Elanco shall not commence any development or commercialization of any Combination Product in the Field without first obtaining the approval of the JSC and the agreement between the Parties as to the indication in which such Combination Product will be developed and commercialized.

ARTICLE 4

Research, Development, Commercialization and Manufacturing

4.1 Research Activities.

(a) Research Plan. The Parties have agreed upon an initial research plan outlining the Parties’ respective activities leading to the discovery and selection of Product Candidates under the ECC, attached to this Agreement as Exhibit A. Within sixty (60) days after the Effective Date, the Parties shall agree on a detailed research plan that is substantially consistent with the initial research plan, as well as an associated budget under which the total internal and out-of-pocket costs and expenses to be incurred by Intrexon that are reasonable and necessary for Intrexon to accomplish its responsibilities under the Research Plan (the “Intrexon Research Costs”) [*****] (the “Research Plan”). As part of the Research Plan, for each Target for the indication in the Field, Intrexon shall use Diligent Efforts to propose the DNA design matrix and in vitro bioassay testing for the Product Candidate for such Target, subject to the approval by the JSC, and the Parties shall jointly agree to the in vivo proof of concept studies to be used by the Parties to evaluate the Potential Product Candidate(s) for such Target. It is the Parties’ intent for Intrexon to use the Intrexon Channel Technology to design and synthesize at least one (1) Potential Product Candidate for such Target for such indication based on such agreed upon design matrix, and will present to the ECC the optimized DNA construct for such Potential Product Candidate(s), together with a host, vector or plasmid to present such DNA for use in the animal species specified in the Field. The Parties will conduct the studies in the Research Plan to further characterize and evaluate such Potential Product Candidate, including for Elanco to conduct ex vivo and in vivo proof of concept studies and possibly in vitro studies, in each case as agreed upon by the Parties and set forth in the Research Plan. For clarity, the Parties acknowledge that drug discovery and design are unpredictable and that Intrexon shall not be deemed in breach of this Agreement in the event its Diligent Efforts under the Research Plan does not lead to a Potential Product Candidate for any particular Target that meets the design matrix approved by the JSC. Final decisions regarding the Research Plan, including modifications, should be approved by the JSC.

(b) Selection of Product Candidate. After completing the proof of concept studies set forth in the Research Plan, the JSC will select one (1) Product Candidate for each Target in each indication in the Field, provided that if the representatives of the Parties on the JSC cannot agree on such selection, Elanco’s representatives on the JSC shall have the final

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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decision making authority on such selection. The selection of such Product Candidate by the JSC or Elanco, as the case may be, shall be documented in writing, signed by authorized representative of Elanco, and delivered promptly to Intrexon. The date Intrexon receives such written notification shall be deemed the date on which such selection is made. Elanco shall pay the Selection Fee in accordance with Section 5.3(a), and upon Intrexon’s receipt of such Selection Fee such Potential Product Candidate shall become a Product Candidate.

(c) Costs under the Research Plan. Each Party shall initially bear its own costs and expenses incurred in connection with its activities under the Research Plan, provided that Elanco shall reimburse Intrexon for the Intrexon Research Costs as set forth in Section 5.2, further provided that: (i) Intrexon shall provide Elanco an estimate of the Intrexon Research Costs to be incurred by Intrexon to complete their activities under the Research Plan; (ii) the estimated Intrexon expenses will be considered a not to exceed value without further endorsement by the Elanco JSC committee member; (iii) Intrexon shall submit an invoice to Elanco for their documented research expenses on a monthly basis; (iv) Intrexon shall timely inform Elanco if, in its reasonable judgment, there will likely be a budget overrun of Intrexon Research Costs [*****] in a given calendar year and the Parties will discuss in good faith as to any adjustment to Intrexon’s activities under the Research Plan, or adjustment in the [*****] reimbursement amount by Elanco in such calendar year; (iii) Elanco shall not have the obligation to reimburse Intrexon [*****] for work that is not included in the Research Plan as approved by the JSC, in any calendar year without its written consent, to be withheld at its sole discretion; and (iv) Intrexon shall not have the obligation to perform any research activities or incur any associated Intrexon Research Costs unless Elanco reimburses Intrexon for Intrexon Research Costs incurred in connection therewith.

4.2 Development and Commercialization. Elanco shall be solely responsible for the development and commercialization, and all decisions thereon, of Licensed Products comprising Product Candidates in the Field, at its sole cost and expense, subject to Section 4.5.

4.3 Information and Reporting. Elanco shall keep Intrexon regularly informed about Elanco’s efforts to research (in accordance with the Research Plan), develop and commercialize Licensed Products, including reasonable and accurate summaries of Elanco’s progress in such research, development and commercialization efforts. Intrexon shall keep Elanco informed about Intrexon’s efforts to conduct research activities under the Research Plan. Such disclosures by Elanco and Intrexon will be made in the course of JSC meetings at least once every six (6) months while Licensed Products are being developed or commercialized anywhere in the world, and shall be reflected in the minutes of such meetings.

4.4 Regulatory Matters. At all times after the Effective Date, Elanco shall own and maintain, at its own cost, all regulatory filings and regulatory approvals for Licensed Products that Elanco is developing or commercializing pursuant to this Agreement. As such, Elanco shall be responsible for all reporting requirements related to the Licensed Products to the appropriate Regulatory Agencies in the relevant countries, in accordance with the applicable laws and regulations of such countries. Elanco shall notify Intrexon in writing of all material filings and correspondence with Regulatory Agencies, and shall provide Intrexon with a copy of such filings and correspondence upon Intrexon’s request. The decision to list or not list Patents in any regulatory filing for a Licensed Product (for example, as required by 21 C.F.R. §

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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314.53(b)), or add or delete a Patent from a regulatory filing shall be determined by Intrexon, after consultation with Elanco. Notwithstanding the foregoing, Intrexon shall own and maintain, at its own cost, all regulatory filings and regulatory approvals directed specifically to any activator ligand master file.

4.5 Diligence. Elanco shall use Diligent Efforts to develop and commercialize Licensed Products comprising of the Product Candidate(s) selected for each Target in the Field in the Territory. Without limiting the foregoing, Elanco shall use Diligent Efforts to develop at least one (1) Licensed Product for each Product Candidate and shall use Diligent Efforts to commercialize such Licensed Product if, at the time of the First Commercial Sale of such Licensed Product, it reasonably appears to promise, based on reasonable data available to the Parties at the time, to offer superior efficacy, safety or cost, as compared with those products that are marketed for the same indication in the same animal species. The activities of Elanco’s Affiliates and any permitted sublicensees shall be attributed to Elanco for the purposes of evaluating Elanco’s fulfillment of the obligations set forth in this Section 4.5.

4.6 Manufacturing.

(a) Intrexon shall research and develop a process with the objective of validating the process for the manufacture of each Licensed Product hereunder (such process is the “Validated Process”). In connection with such research and development, Intrexon, or a Third Party approved by the JSC, shall manufacture and supply pre-clinical quantities of each Licensed Product. Intrexon shall provide such quantities to Elanco for the pre-commercial development activities hereunder, at Elanco expense, said expense approved in advance by written confirmation of the JSC.

(b) Intrexon wishes to manufacture, or have manufactured by a Third Party, the Licensed Product and corresponding activator ligand, either in bulk form or as finished product according to the Validated Process. Elanco and Lilly have comprehensive manufacturing standards and criteria for such products, including without limitations, GMP, quality, capacity, and costs. Intrexon shall have the option to present a proposal for consideration to be the manufacturer of the Licensed Product, or component thereof, and corresponding activator ligand, either in bulk form or as finished product, for Elanco for clinical and/or commercialization use. Elanco will determine whether Intrexon, or Intrexon’s proposed Third Party, is a manufacturer of a Licensed Product. Elanco shall make their determination as to the manufacturer of each Licensed Product based on the commercially reasonable consideration of their standards and criteria, as applied in a manner consistent with that applied to the manufacture of other Elanco products and in good faith. Upon Intrexon’s request, Elanco shall provide Intrexon with a reasonable explanation and summary of the criteria that Elanco used in deciding upon the manufacturer(s). In the event Intrexon is chosen by Elanco to manufacture Licensed Product under this Agreement, such supply shall be carried out under the terms negotiated by the Parties in good faith and set forth in separate supply and quality agreements.

(c) In the event that Intrexon is not selected as the manufacturer for clinical and/or commercial quantities of a Licensed Product, Elanco will assume all responsibility and related expense for manufacturing and supply of clinical and/or commercial quantities of such

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Licensed Product in accordance with the Validated Process. Intrexon shall coordinate the transfer to Elanco, or Elanco-designated contract manufacturer(s), the Validated Process, along with any additional Information Controlled by Intrexon that is necessary for the manufacturing of such bulk drug substance and/or finished product for the sole purpose of manufacturing such bulk drug substance and/or finished product on behalf of Elanco for use in connection with Elanco’s exercise of its rights in the Field. The reasonable costs and expenses incurred by Intrexon in carrying out such transfer shall be borne by Elanco and shall be negotiated in good faith by the Parties at the time Elanco exercises its rights under this Agreement. Elanco, in consultation with Intrexon, would provide oversight of the process validation of such Licensed Products at the Elanco selected manufacturing site(s). The Validated Process, along with any additional manufacturing Information transferred hereunder to Elanco or its contract manufacturer shall be deemed Confidential Information of Intrexon, and shall not be further transferred to any Third Party or Elanco Affiliate without the prior written consent of Intrexon. Any changes to the Validated Process would need to be approved in advance by the JSC, such approval not to be unreasonably withheld. Any such changes to the Validated Process provided by Intrexon to Elanco are owned by Intrexon, with Elanco having a non-exclusive license right (such non-exclusive right hereby granted to Elanco by Intrexon) for purposes of exercising rights in the Field, pursuant to this Section 4.6.

4.7 Compliance with Law. Each Party shall comply, and shall ensure that its Affiliates, licensees, sublicensees and Third Party contractors comply, with all applicable laws and regulations in connection with their activities under the ECC.

4.8 Trademarks. To the extent permitted by applicable law and regulations, Elanco at its sole discretion shall have the option to include Intrexon Trademark(s), on the packaging, promotional materials, and labeling for Licensed Products. To the extent that Intrexon adopts a trademark across its platform Technology, Elanco will make reasonable efforts to adopt such trademarks. If so used, such Licensed Products shall carry, in a conspicuous location, the applicable Intrexon Trademark(s), subject to Elanco’s reasonable approval of the size, position, and location thereof. Elanco shall provide Intrexon with copies of any materials containing the Intrexon Trademarks prior to using or disseminating such materials, in order to obtain Elanco’s approval thereof. Elanco’s use of the Intrexon Trademarks shall be subject to prior review and approval of the IPC. Elanco acknowledges Intrexon’s sole ownership of the Intrexon Trademarks and agrees not to take any action inconsistent with such ownership. Elanco covenants that it shall not use any trademark confusingly similar to any Intrexon Trademarks in connection with any products (including any Licensed Product). From time to time during the Term, Intrexon shall have the right to obtain from Elanco samples of Licensed Product sold by Elanco or its Affiliates or sublicensees for the purpose of inspecting the quality of such Licensed Products and use of the Intrexon Trademark(s). In the event that Intrexon inspects the quality of such Licensed Products and use of the Intrexon Trademark, Intrexon shall notify the result of such inspection to Elanco in writing thereafter. Elanco shall comply with reasonable policies provided by Intrexon from time-to-time to maintain the goodwill and value of the Intrexon Trademarks.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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ARTICLE 5

Compensation

5.1 Access Fee. Within thirty (30) days after the Effective Date, Elanco shall pay Intrexon a non-refundable, non-creditable, one-time technology access fee in the amount of [*****].

5.2 Research Expenses. Elanco shall reimburse Intrexon for its incurred Intrexon Research Costs [*****] subject to adjustments in accordance with Section 4.1(c)(ii) or (iii).

5.3 Milestones. Elanco shall make the following non-refundable, non-creditable milestone payments to Intrexon, with each such payment payable only once for each Product Candidate:

(a) A selection fee in the amount of [*****] within sixty (60) days after each selection of a Potential Product Candidate as a Product Candidate for development of a Licensed Product (the “Selection Fee”) per Section 4.1(b).

(b) A milestone in the amount of [*****] within sixty (60) days after the first Regulatory Submission of each Licensed Product in the United States or the European Union. For clarity, only one Regulatory Submission milestone shall be paid by Elanco for each Licensed Product, regardless of the number of subsequent Regulatory Approvals for that Licensed Product.

(c) A milestone in the amount of [*****] within sixty (60) days after the earlier of the following: (i) the First Commercial Sale of each Licensed Product in the United States or the European Union; or (ii) when total aggregate worldwide Net Sales of all Licensed Products over time reaches [*****], regardless of the country(ies) in which regulatory approval has been obtained for any Licensed Product.

5.4 Royalties.

(a) Royalty Rates for Licensed Products Directed to [*****]. For each of [*****], Elanco shall make, during the period that such Licensed Product, its manufacture, use, sale, offer for sale or importation is covered by a Valid Claim under Intrexon Patents in such country, royalty payments to Intrexon, on a Licensed Product-by-Licensed Product basis, based on annual Net Sales of such Licensed Product covered by a Valid Claim and directed to suchTargets in the Territory by Elanco, its Affiliates and sublicensees at the applicable rates set forth below.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Total Net Sales of a Licensed Product covered by a Valid Claim Directed to a Target throughout the Territory in any Calendar Year by Elanco, its Affiliates and/or sublicensees	Patent Royalty Rate Applicable to such Licensed Products
Portion of Net Sales of the applicable Licensed Products which are less than or equal to [*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****] but less than or equal to [*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****] but less than or equal to [*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****]	[*****]

By way of example, if, in a given calendar year the total Net Sales of a Licensed Product covered by a Valid Claim directed to either [*****] throughout the Territory is [*****], then the royalties due to Intrexon under this Section 5.4(a) shall be: [*****].

(b) Royalty Rates for Licensed Products Directed to [*****]. For [*****], Elanco shall make, during the period that such Licensed Product, its manufacture, use, sale, offer for sale or importation is covered by a Valid Claim under Intrexon Patents in such country, royalty payments to Intrexon, on a Licensed Product-by-Licensed Product basis, based on annual Net Sales of all Licensed Products directed to such Target in the Territory by Elanco, its Affiliates and sublicensees at the applicable rates set forth below.

Total Net Sales of a Licensed Product covered by a Valid Claim Directed to a Target throughout the Territory in any Calendar Year by Elanco, its Affiliates and/or sublicensees	Patent Royalty Rate Applicable to such Licensed Product
Portion of Net Sales of the applicable Licensed Products which are less than or equal to [*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****] but less than or equal to [*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****] but less than or equal to [*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****]	[*****]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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By way of example, if, in a given calendar year the total Net Sales of aLicensed Product covered by a Valid Claim and directed to [*****] throughout the Territory is [*****], then the royalties due to Intrexon under this Section 5.4(b) shall be: [*****].

(c) Royalty Rates for Licensed Products Directed to the Additional Target. For the Additional Target, Elanco shall make, during the period that such Licensed Product, its manufacture, use, sale, offer for sale or importation is covered by a Valid Claim under Intrexon Patents in such country, royalty payments to Intrexon, on a Licensed Product-by-Licensed Product basis, based on annual Net Sales of a Licensed Product covered by a Valid Claim and directed to such Additional Target in the Territory by Elanco, its Affiliates and sublicensees at the applicable rates set forth below.

Total Net Sales of a Licensed Product Directed covered by a Valid Claim to a Target throughout the Territory in any Calendar Year by Elanco, its Affiliates and/or sublicensees	Royalty Rate Applicable to such Licensed Product if used in [*****]	Patent Royalty Rate Applicable to such Licensed Product if used in [*****]
Portion of Net Sales of the applicable Licensed Products which are less than or equal to [*****]	[*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****] but less than or equal to [*****]	[*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****] but less than or equal to [*****]	[*****]	[*****]

Portion of Net Sales of the applicable Licensed Products which are more than [*****]	[*****]	[*****]

By way of example, if, in a given calendar year the total Net Sales of a Licensed Product with a Valid Claim and directed to the Additional Target in [*****] throughout the Territory is [*****], then the royalties due to Intrexon under this Section 5.4(c) shall be: [*****].

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(d) Royalty Report and Payment. Following the First Commercial Sale of a Licensed Product and for as long as such Licensed Product is sold by Elanco, its Affiliates or sublicensees, Elanco shall furnish to Intrexon a royalty report for each calendar quarter setting forth the Net Sales of such Licensed Product during such calendar quarter. Reports shall be due on the sixtieth (60th) day following the end of each calendar quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Elanco shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

(e) Know-How Royalties. If, for a given Product and country, there is no Valid Claim of any Intrexon Patent Rights or Joint Patent Rights in the country of sale that covers the Product or its manufacture, use, sale, offer for sale or importation, then Elanco will pay to Intrexon on a quarterly basis Know-How royalties at a rate that is one-half of the Patent Royalties, but no less than a rate of [*****], until the later of; i) the expiration of the last Valid Claim of an Intrexon Patent pertaining to a Licensed Product in such country of sale plus [*****] years of Know-how Royalty Period, or ii) expiration of applicable data exclusivity period, at the Patent Royalty Rate, plus [*****] years of Know-how Royalty Period.

(f) Basis for Royalty. This Section 5.4 is intended to provide for payments to Intrexon equal to the percentages of Net Sales set forth in this Section 5.3 during the period that such Licensed Product, its manufacture, use, sale, offer for sale or importation is covered by a Valid Claim under Intrexon Patents in such country. In establishing this payment structure, the Parties recognize, and Elanco acknowledges, the substantial value of the various actions and investments undertaken by Intrexon prior to the Effective Date and that Intrexon will undertake under this Agreement, and that the value of the Intrexon Channel Technology to be used in the ECC, resides substantially in Intrexon Know-How. As a result, the Parties attribute such value to Intrexon’s leading proprietary knowledge in the subject matter, its discovery, design and optimization of any Product Candidate for pharmaceutical applications using Intrexon’s proprietary biosynthesis technology and proprietary manufacturing process, in each case created or generated by Intrexon through the expenditure of significant resources and as a result of the innovative capabilities unique to Intrexon. The Parties agree that because Intrexon is not separately compensated under this Agreement for such additional benefits, a Know-How Royalty after the expiration of Intrexon Patents, is appropriate. The Parties have agreed to the payment structure set forth herein as a convenient and fair mechanism for both Parties in order to compensate Intrexon for these additional benefits.

5.5 Method of Payment. All payments due to Intrexon under this Agreement shall be paid in United States Dollars by wire transfer or Automated Clearing House (ACH) to a bank in the United States designated in writing by Intrexon.

5.6 Audits.

(a) Upon the written request of Intrexon, Elanco shall permit an independent certified public accounting firm of internationally recognized standing selected by Intrexon, and reasonably acceptable to Elanco, to have access to and to review, during normal business hours and upon reasonable prior written notice, the applicable records of Elanco and its Affiliates to verify the accuracy and timeliness of the reports and payments made by Elanco under this Agreement. Such review may cover the records for sales made in any calendar year ending not more than three (3) years prior to the date of such request, with no period audited more than once. The independent certified public accountants shall keep confidential any information obtained during such inspection and shall report to Intrexon and Elanco only the amounts of Net Sales and Royalties due and payable.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(b) If such accounting firm concludes that additional amounts were owed during such period, Elanco shall pay additional amounts, with interest from the date originally due as set forth in Section 5.4(d), within thirty (30) days of receipt of the accounting firm’s written report. If the amount of the underpayment is greater than five percent (5%) of the total amount actually owed for the period audited, then Elanco shall in addition reimburse Intrexon for all costs related to such audit; otherwise, Intrexon shall pay all costs of the audit.

(c) Intrexon shall (i) treat all information that it receives under this Section 5.6 in accordance with the confidentiality provisions of Article 7 and (ii) cause its accounting firm to enter into an acceptable confidentiality agreement with Elanco obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

5.7 Taxes. The Parties will cooperate in good faith to obtain the benefit of any relevant tax treaties to minimize as far as reasonably possible any taxes which may be levied on any amounts payable hereunder. Elanco shall deduct or withhold from any payments any taxes that it is required by applicable law to deduct or withhold. Notwithstanding the foregoing, if Intrexon is entitled under any applicable tax treaty to a reduction of the rate of, or the elimination of, applicable withholding tax, it may deliver to Elanco or the appropriate governmental authority (with the assistance of Elanco to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Elanco of its obligation to withhold tax, and Elanco shall apply the reduced rate of withholding tax, or dispense with withholding tax, as the case may be, provided that Elanco has received evidence of Intrexon’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time that the payment is due. If, in accordance with the foregoing, Elanco withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount, and send to Intrexon proof of such payment within forty-five (45) days following that latter payment.

5.8 Late Payments. If either Party fails to pay any payment due under this Agreement on or before the date such payment is due, as provided in this Agreement, such late payment shall bear interest, to the extent permitted by applicable law, at the prime rate as of the date of U.S. Mail postmark of the relevant payment if sent by U.S. Mail, or otherwise on the date of receipt of payment, as published in The Wall Street Journal and found on the wsj.com website at the following link or its successor site:

http://interactive5.wsj.com/edition/resources/documents/mktindex.htm?rates.htm plus five percentage points (5.0 p.p.), as calculated on the number of days the relevant payment is delinquent from and including the date payment is due through and including the date upon which the owed Party has collected immediately available funds in its own account.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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ARTICLE 6

Intellectual Property

6.1 Ownership.

(a) As between the Parties, each Party shall remain the sole and exclusive owner of all Patents and Information owned by such Party as of the Effective Date, and shall retain all rights therein, subject to the licenses granted under this Agreement.

(b) Elanco and/or Intrexon may solely or jointly conceive, reduce to practice or develop discoveries, inventions, processes, techniques, and other technology, whether or not patentable, in the course of performing the ECC, together with all intellectual property rights therein (collectively “Inventions”). Each Party shall promptly provide the other Party with a detailed written description of any such Inventions that relate to the Field. Inventorship shall be determined in accordance with United States patent laws.

(c) As between the Parties, and excluding Joint Inventions, and subject to Section 6.1(f), Intrexon shall solely own all right, title and interest in all Inventions using or incorporating Intrexon Channel Technology and/or Intrexon IP (the “Channel-Related Program IP”), provided such Channel-Related Program IP does not use or incorporate Elanco IP. For Joint Inventions based solely on Intrexon IP and/or Intrexon Channel Technology, Intrexon shall own such Joint Inventions and such Joint Inventions are included in Intrexon IP, and accordingly Elanco shall have the license rights provided in Article 3. Notwithstanding anything to the contrary in this Agreement, any discovery, invention, process, technique, or other technology, whether or not patentable, that is conceived, reduced to practice or developed solely by Elanco using or incorporating the Intrexon Channel Technology, Intrexon IP, or Intrexon Materials, together with all patent rights and other intellectual property rights therein, shall be solely owned by Intrexon and shall be included in the Channel-Related Program IP, and shall be subject to the licenses granted to Elanco in this Agreement.

(d) As between the Parties, and excluding Joint Inventions, and subject to Section 6.1(f), Elanco shall solely own all right, title and interest in all Inventions, using or incorporating Elanco IP , provided such Inventions do not use or incorporate the Channel-Related Program IP . For Joint Inventions based solely on Elanco IP, Elanco shall own such Joint Inventions shall have all rights in the field of Animal Health), with Intrexon having all the rights outside of the field of Animal Health, with (i) such rights outside the field of Animal Health are hereby granted by Elanco to Intrexon, and, (ii) such rights inside the field of Animal Health are hereby granted by Intrexon to Elanco. Notwithstanding anything to the contrary in this Agreement, any discovery, invention, process, technique, or other technology, whether or not patentable, that is conceived, reduced to practice or developed solely by Intrexon using or incorporating the Elanco IP, together with all patent rights and other intellectual property rights therein, shall be solely owned by Elanco and shall be included in the Elanco IP, and shall be subject to the licenses granted to Intrexon in this Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(e) All Joint Inventions that use or incorporates (i) Elanco IP and (ii) Intrexon IP and/or Intrexon Channel Technology shall be owned jointly by the Parties with each Party owning an undivided half-interest under such Inventions, with Elanco having all rights in the Field, such rights inside the Field hereby granted by Intrexon to Elanco, and as to the rights outside the Field neither Party may utilize such Inventions without mutual agreement by both Parties.

(f) All Inventions made solely by either Party using both Intrexon IP and/or Intrexon Materials and Elanco IP shall be owned jointly by the Parties with each Party owning an undivided half-interest under such Inventions, with Elanco having all rights inside the Field and as to the rights outside the Field neither Party may utilize such Inventions without mutual agreement by both Parties, and provided in each case such Inventions do not use or incorporate the other Party’s IP without the other Party’s consent.

(g) All information regarding Channel-Related Program IP shall be Confidential Information of Intrexon. All information regarding Elanco Program IP shall be Confidential Information of Elanco. Each Party shall be under appropriate written agreements with each of its employees or agents working on the ECC, pursuant to which such person shall grant all rights in the Inventions to such Party, so that such Party may convey certain of such rights to the other Party as provided in this Agreement.

6.2 Patent Prosecution.

(a) Intrexon shall have the sole right, but not the obligation, to conduct and control the filing, prosecution and maintenance of the Intrexon Patents. At the reasonable request of Intrexon, Elanco shall cooperate with Intrexon in connection with such filing, prosecution, and maintenance, at Intrexon’s expense. Under no circumstances shall Elanco: (a) file, attempt to file, or assist anyone else in filing, or attempting to file, any patent application, either in the United States or elsewhere, that claims or uses or purports to claim or use or relies for support upon an Invention owned by Intrexon, Intrexon IP, Intrexon Materials or Intrexon Channel Technology; or (b) use, attempt to use, or assist anyone else in using or attempting to use, the Intrexon Know-How, Intrexon Materials, Intrexon Channel Technology or any Confidential Information of Intrexon to support the filing of patent application, either in the United States or elsewhere.

(b) Elanco shall have the sole right, but not the obligation, to conduct and control the filing, prosecution and maintenance of any Patents claiming Inventions that are owned by Elanco or its Affiliates (“Elanco Program Patents”). At the reasonable request of Elanco, Intrexon shall cooperate with Elanco in connection with such filing, prosecution, and maintenance, at Elanco’s expense.

(c) The prosecuting party shall be entitled to use patent counsel selected by it (including in-house patent counsel as well as outside patent counsel) for the filing, prosecution and maintenance of the Patents under this Section 6.2. The prosecuting party shall:

(i) regularly provide the other Party in advance with sufficient details relating to the prosecuting party’s prosecution of Patents hereunder to permit such other Party to access prosecution information itself directly; provided that, to the extent that any such prosecution information is not readily accessible to the public, the prosecuting party will provide copies of the appropriate information (including copies of substantive communications, notices and actions submitted to or received from the relevant patent authorities) to such other Party; and

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(ii) consider in good faith and consult with the non-prosecuting party regarding its timely comments with respect to the same; provided, however, that if, within fifteen (15) days of a due date, the prosecuting party does not receive any written communication from the non-prosecuting party indicating that it has or may have comments on such document, the prosecuting party shall be entitled to assume that the non-prosecuting party has no comments thereon. In accordance with the above time lines, for patent applications that relate solely to Licensed Products, Intrexon will coordinate a prosecution strategy toward commercial goals, working objectively in good faith to accommodate therein Elanco’s reasonable and timely suggestions and input; provided such suggestions and input do not propose an adverse position to another Intrexon Patent.

6.3 Infringement of Patents by Third Parties.

(a) Except as expressly provided in the remainder of this Section 6.3, Intrexon shall have the sole right to take appropriate action against any person or entity directly or indirectly infringing any Intrexon Patent (or asserting that a Intrexon Patent is invalid or unenforceable) (collectively, “Infringement”), either by settlement or lawsuit or other appropriate action. Infringing activities of a third party (or third parties) in the Field constitute a “Field Infringement”. The determination of which Intrexon Patent(s) to assert shall be made by Intrexon in its sole discretion; provided, however, that Intrexon shall consult in good faith with Elanco on such determination.

(b) Notwithstanding the foregoing, Elanco shall have the first right, but not the obligation, to take appropriate action to enforce Product-Specific Program Patents against any Infringement that involves a commercially material amount of allegedly infringing activities in the Field (“Field Infringement”), either by settlement or lawsuit or other appropriate action. If Elanco fails to take the appropriate steps to enforce Product-Specific Program Patents against any Field Infringement within one hundred eighty (180) days of the date one Party has provided notice to the other Party pursuant to Section 6.3(f) of such Field Infringement, then Intrexon shall have the right (but not the obligation), at its own expense, to enforce Product-Specific Program Patents against such Field Infringement, either by settlement or lawsuit or other appropriate action. Intrexon and Elanco shall bear the costs and expenses of such enforcement equally.

(c) In the event a Party pursues an action under this Section 6.3, the other Party shall reasonably cooperate with the enforcing Party with respect to the investigation and prosecution of any alleged, threatened, or actual Infringement, at the enforcing Party’s expense (except with respect to an action under Section 6.3(b), where all costs and expenses will be shared equally in accordance with terms thereof).

(d) Elanco shall not settle or otherwise compromise any action under this Section 6.3 in a way that diminishes the rights or interests of Intrexon outside the Field or adversely affects any Intrexon Patent without Intrexon’s prior written consent, which consent shall not be unreasonably withheld. Intrexon shall not settle or otherwise compromise any action under this Section 6.3 in a way that diminishes the rights or interests of Elanco in the Field without Elanco’s prior written consent, which consent shall not be unreasonably withheld.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(e) Except as otherwise agreed to by the Parties in writing, any settlements, damages or other monetary awards recovered pursuant to a suit, proceeding, or action brought pursuant to Section 6.3 will be allocated first to the costs and expenses of the Party controlling such action, and second, to the costs and expenses (if any) of the other Party (to the extent not otherwise reimbursed), and any remaining amounts (the “Recovery”) will be shared by the Parties as follows: In any action initiated by Intrexon pursuant to Section 6.3(a) that does not involve Field Infringement, or in any action initiated by Intrexon pursuant to Section 6.3(b), Intrexon shall retain one hundred percent (100%) of any Recovery. In any action initiated by Elanco pursuant to Section 6.3(b), Elanco shall retain one hundred percent (100%) of any Recovery. In any action initiated by Intrexon or Elanco pursuant to Section 6.3(c), the Parties shall share the Recovery equally.

(f) Elanco shall promptly notify Intrexon in writing of any alleged, threatened, or actual Infringement of which it becomes aware, and Intrexon shall promptly notify Elanco in writing of any alleged, threatened, or actual Field Infringement of which it becomes aware.

ARTICLE 7

Confidentiality

7.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information disclosed to it by the other Party pursuant to this Agreement, except to the extent that the receiving Party can demonstrate by competent evidence that specific Confidential Information:

(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a Third Party, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

(e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party, as documented by the receiving Party’s written records.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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The foregoing non-use and non-disclosure obligation shall continue (i) indefinitely, for all Confidential Information that qualifies as a trade secret under applicable law; or (ii) for the Term of this Agreement and for seven (7) years thereafter, in all other cases.

7.2 Authorized Disclosure. Notwithstanding the limitations in this Article 7, either Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a) complying with applicable laws or regulations or valid court orders, provided that the Party making such disclosure provides the other Party with reasonable prior written notice of such disclosure and makes a reasonable effort to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the disclosure, with equally stringent confidentiality provisions as are in this Agreement, and requiring that the terms and conditions of this Agreement be used only for the purposes for which the law or regulation required, or for which the order was issued;

(b) to Regulatory Agencies in order to seek or obtain approval to conduct clinical trials, or to gain regulatory approval, of Licensed Products or any products being developed by Intrexon or its other licensees and/or channel partners and/or collaborators, provided that the Party making such disclosure (i) provides the other Party with reasonable opportunity to review any such disclosure in advance and to suggest redactions or other means of limiting the disclosure of such other Party’s Confidential Information, (ii) does not unreasonably reject any such suggestions, and (iii) make such disclosure under equally stringent confidentiality provisions as are in this Agreement;

(c) disclosure to investors and potential investors, acquirers, or merger candidates who agree to maintain the confidentiality of such information, provided that such disclosure is made under equally stringent confidentiality provisions as are in this Agreement and used solely for the purpose of evaluating such investment, acquisition, or merger (as the case may be);

(d) disclosure on a need-to-know basis to Affiliates, licensees, sublicensees, employees, consultants or agents (such as CROs and clinical investigators) who agree to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7; and

(e) disclosure of the terms of this Agreement by Intrexon to collaborators and other channel partners and/or collaborators who agree to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7.

7.3 Publicity.

(a) Until the later of First Commercial Sale by Elanco of the first Licensed Product, or public announcement by the USA or European regulatory agency of its approval of such Licensed Product for commercial sale, neither Party will disclose to the public, any information about this Agreement, including its existence, without the prior written consent of the other Party, which decision regarding consent will be communicated no later than twenty (20) business days from the date of receipt of the request, except where required for local fiscal reporting laws, filing regulations or stock exchange rules relating to the Party or any Affiliate of the Party. Furthermore, neither Party shall use in advertising, publicity or otherwise the name or any trademark of the other Party without prior written consent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(b) Notwithstanding the foregoing, the Parties agree as follows:

(i) Each Party shall have the right to make disclosures related to this Agreement required by law, including where a Party may be obligated to file a copy of this Agreement with the Securities Exchange Commission, either as of the Effective Date or at some point during the Term. Each Party shall be entitled to make such a required disclosures, provided that it requests confidential treatment of certain commercial terms and sensitive technical terms hereof to the extent such confidential treatment is reasonably available to it. In the event of any such required disclosure, the disclosing Party shall provide the other Party with a copy of the proposed disclosure marked to show, where applicable, provisions for which the disclosing Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements governing redaction of information from such required disclosures. The other Party shall promptly provide any such comments.

(ii) Each Party shall have the right to a disclose, as reasonably necessary and appropriate, terms or conditions of this Agreement (i) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary or (ii) to a third party in connection with

(1) an equity investment in such Party,

(2) a merger, consolidation or similar transaction by such Party, or

(3) the sale of all or substantially all of the assets of such Party.

(iii) Each Party shall have the right to a disclose the scope and Field of this Agreement to a third party in connection with a collaboration or strategic alliance. The disclosing Party shall ensure that the recipient third party is subject to a confidentiality agreement, with a minimum term of three (3) years, prior to making any disclosure under subsection (ii) or (iii) of this Section 7.3(b).

7.4 Terms of the Agreement. Each Party shall treat the terms of this Agreement as the Confidential Information of other Party, subject to the exceptions set forth in Section 7.2. Notwithstanding the foregoing, each Party acknowledges that the other Party may be obligated to file a copy of this Agreement with the SEC, either as of the Effective Date or at some point during the Term. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of certain commercial terms and sensitive technical terms hereof to the extent such confidential treatment is reasonably available to it. In the event of any such filing, the filing Party shall provide the other Party with a copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed. The other Party shall promptly provide any such comments.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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7.5 Proprietary Information Audits.

(a) For the purpose of confirming compliance with the licenses granted in Article 3 and Article 6 and the confidentiality obligations under Article 7, each Party acknowledges that the other Party’s authorized representative(s), during regular business hours may (i) examine and inspect the audited Party’s facilities and (ii) inspect all data and work products relating to this Agreement. Any examination or inspection hereunder shall require five (5) business days written notice from the auditing Party to the audited Party. The audited Party will make itself and the pertinent employees and/or agents available, on a reasonable basis, to the auditing Party for the aforementioned compliance review.

(b) In view of the Intrexon Confidential Information, Intrexon Know-How, and Intrexon Materials transferred to Elanco hereunder, Intrexon from time-to-time, but no more than quarterly, may request that Elanco confirm the status of the Intrexon Materials at Company (i.e. how much used, how much shipped, to whom and any unused amounts destroyed (by whom, when) as well as any amounts returned to Intrexon or destroyed). Within ten (10) business days of Elanco’s receipt of any such written request, Elanco shall provide the written report to Intrexon.

(c) To the extent Elanco transfers any Intrexon Materials to any Third Party, Elanco shall include in its agreement with such Third Party provisions at least as protective of the Intrexon Materials as set forth in Section s7.5(a) and (b) above, and shall ensure that any such Third Party recipient is in strict compliance with such obligations.

ARTICLE 8

Representations And Warranties

8.1 Representations and Warranties of Elanco. Elanco hereby represents and warrants to Intrexon that, as of the Effective Date:

(a) Corporate Power. Eli Lilly and Company, operating through its business unit, Elanco, is duly organized and validly existing under the laws of Indiana and has corporate full power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Due Authorization. Elanco is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on Elanco’s behalf has been duly authorized to do so by all requisite corporate action.

(c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Elanco and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The execution,

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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delivery and performance of this Agreement by Elanco does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound. Elanco is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

8.2 Representations and Warranties of Intrexon. Intrexon hereby represents and warrants to Elanco that, as of the Effective Date:

(a) Corporate Power. Intrexon is duly organized and validly existing under the laws of Virginia and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Due Authorization. Intrexon is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on Intrexon’s behalf has been duly authorized to do so by all requisite corporate action.

(c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Intrexon and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The execution, delivery and performance of this Agreement by Intrexon does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound. Intrexon is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

(d) Additional Intellectual Property Representations.

(i) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Intrexon Patents or Intrexon Know-How in a manner that is inconsistent with the licenses granted to Elanco under Article 3 and Article 6;

(ii) to Intrexon’s knowledge after reasonable due diligence, it is the owner or licensee of the Intrexon Patents and Intrexon Know-How, free and clear of any liens, charges and encumbrances; and

(iii) to Intrexon’s knowledge after reasonable due diligence, there are no claims, judgments or settlements against or owed by Intrexon and no pending or threatened claims or litigation relating to the Intrexon Patents or Intrexon Know-How.

8.3 Warranty Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES PROVIDED IN THIS ARTICLE 8 OR IN THE EQUITY AGREEMENTS, EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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ARTICLE 9

Indemnification

9.1 Indemnification by Intrexon. Intrexon agrees to indemnify, hold harmless, and defend Elanco and its Affiliates and their respective directors, officers, employees, and agents (collectively, the “Elanco Indemnitees”) from and against any and all liabilities, damages, costs, expenses, or losses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from any claims, suits, actions, demands, or other proceedings brought by a Third Party (collectively, “Claims”) to the extent arising from (a) the negligence or willful misconduct of Intrexon or any of its Affiliates, or their respective employees or agents, (b) the use, handling, storage or transport of Intrexon Materials by or on behalf of Intrexon or its Affiliates, licensees (other than Elanco) or sublicensees; (c) breach by Intrexon of any representation, warranty or covenant in this Agreement; or (d) [*****]. Notwithstanding the foregoing, Intrexon shall not have any obligation to indemnify the Elanco Indemnitees to the extent that a Claim arises from (i) the negligence or willful misconduct of Elanco or any of its Affiliates, licensees, or sublicensees, or their respective employees or agents; or (ii) a breach by Elanco of a representation, warranty, or covenant of this Agreement.

9.2 Indemnification by Elanco. Elanco agrees to indemnify, hold harmless, and defend Intrexon, and its Affiliates, and their respective directors, officers, employees, and agents (and any Third Parties which have licensed to Intrexon intellectual property rights within Intrexon IP on or prior to the Effective Date, to the extent required by the relevant upstream license agreement) (collectively, the “Intrexon Indemnitees”) from and against any Losses resulting from Claims, to the extent arising from any of the following: (a) the negligence or willful misconduct of Elanco or any of its Affiliates or their respective employees or agents; (b) the use, handling, storage, or transport of Intrexon Materials by or on behalf of Elanco or its Affiliates, licensees, or sublicensees; (c) breach by Elanco or any representation, warranty or covenant in this Agreement; or (d) [*****]. Notwithstanding the foregoing, Elanco shall not have any obligation to indemnify the Intrexon Indemnitees to the extent that a Claim arises from (i) the negligence or willful misconduct of Intrexon or any of its Affiliates, or their respective employees or agents; or (ii) a breach by Intrexon of a representation, warranty, or covenant of this Agreement.

9.3 Control of Defense. As a condition precedent to any indemnification obligations hereunder, any entity entitled to indemnification under this Article 9 shall give written notice to the indemnifying Party of any Claims that may be subject to indemnification, promptly after learning of such Claim. If such Claim falls within the scope of the indemnification obligations of this Article 9, then the indemnifying Party shall assume the defense of such Claim with counsel reasonably satisfactory to the indemnified Party. The indemnified Party shall cooperate with the indemnifying Party in such defense. The indemnified Party may, at its option and expense, be represented by counsel of its choice in any action or proceeding with respect to such Claim. The indemnifying Party shall not be liable for any litigation costs or expenses incurred by the indemnified Party without the indemnifying Party’s written consent, such consent not to be unreasonably withheld. The indemnifying Party shall not settle any such Claim if such settlement (a) does not fully and unconditionally release the indemnified Party from all liability relating thereto or (b) adversely impacts the exercise of the rights granted to the indemnified Party under this Agreement, unless the indemnified Party otherwise agrees in writing.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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9.4 Insurance. During the term of this Agreement, each Party shall maintain in effect and good standing a comprehensive general liability insurance policy issued by a reputable insurance company in amounts considered standard for the industry, provided that Elanco may self insure. At the other Party’s reasonable request, the insuring Party shall provide the other Party with all details regarding such policy, including without limitation copies of the applicable liability insurance contracts.

ARTICLE 10

Term; Termination

10.1 Term. The term of this Agreement shall commence upon the Effective Date and shall continue until terminated pursuant to Section 10.2 or 10.3.

10.2 Termination for Material Breach. Either Party shall have the right to terminate this Agreement upon written notice to the other Party if the other Party commits any material breach of this Agreement that such breaching Party fails to cure within sixty (60) days following written notice from the nonbreaching Party specifying such breach. Specifically but without limiting the foregoing, Intrexon shall have the right to terminate this Agreement pursuant to this Section 10.2(a), in the event Elanco has not: (i) selected any Product Candidate within twelve (12) months (or such other time as mutually agreed by the JSC) after a Potential Product Candidate has been identified as viable by the JSC; or (ii) completed a regulatory submission for the approval of a Licensed Product comprising a Product Candidate within forty-eight (48) months after the selection of such Product Candidate, provided that Intrexon’s right to terminate this Agreement under subsection (ii) shall be limited to such Product Candidate and the Target to which it directs.

10.3 Termination by Elanco.

(a) Elanco shall have the right to voluntarily terminate this Agreement in its entirety or on a Target-by-Target basis, upon ninety (90) days written notice to Intrexon, provided that, in the event Intrexon is conducting research activities for any Target under Section 4.1, the notice period for Elanco to terminate any such research shall be one hundred eighty (180) days.

(b) After the selection of a Product Candidate, Elanco may terminate this Agreement on a Licensed Product-by-Licensed Product basis at its sole discretion upon the later of; i) expiration of the last Valid Claim of an Intrexon Patent pertaining to a Licensed Product plus [*****] years of Know-how Royalty Period, or ii) expiration of applicable data exclusivity period, plus [*****] years of Know-how Royalty Period, with Elanco retaining the rights to develop, commercialize and sale Retained Products per this Agreement in accordance with Section 10.4.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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10.4 Effect of Termination. In the event of expiration of this Agreement or termination of this Agreement, pursuant to Section 10.2 or Section 10.3, with respect to a particular Target (or in its entirety, in which case the following shall apply to all Targets), the following shall apply:

(a) Retained Products. Notwithstanding to the contrary, Elanco shall be permitted to continue, at its sole discretion, the development, commercialization and sale of any Licensed Product directed to such Target that, at the time of termination, satisfies at least one of the following criteria (a “Retained Product”):

(i) is being commercialized or sold by Elanco,

(ii) has received regulatory approval in the United States or the European Union, or

(iii) is a subject of an application for regulatory approval in the Field that is pending before the applicable Regulatory Agency.

Elanco’s right to continue to develop and/or commercialize a Retained Product under this Section 10.4(a) shall be subject to Elanco’s full compliance with the payment provisions in Article 5 of this Agreement that survive termination. This Section 10.4(a) shall not apply in the event Intrexon terminates this Agreement for Elanco’s uncured material breach in its payment obligations under Article 5. Notwithstanding anything to the contrary, this Section 10.4 shall survive termination of this Agreement.

(b) Termination of Licenses. Except as necessary for Elanco to continue to develop, commercialize and sell the Retained Products as permitted by Section 10.4(a), all rights and licenses granted by Intrexon to Elanco under this Agreement with respect to such Target, including Elanco’s rights under Section 3.10, shall terminate without further action by either Intrexon or Elanco. Elanco’s license with respect to Retained Products shall be exclusive or non-exclusive, as the case may be, on the same terms as set forth in Section 3.1.

(c) Reverted Products. All Licensed Products, that are not selected by Elanco following expiration or termination as Retained Products, directed to such terminated Target(s) shall be referred to herein as the “Reverted Products.” Elanco shall immediately cease, and shall cause its Affiliates and, if applicable, (sub)licensees to immediately cease, all development and commercialization of the Reverted Products, and Elanco shall not use or practice, nor shall it cause or permit any of its Affiliates or, if applicable, (sub)licensees to use or practice, directly or indirectly, any Intrexon IP with respect to the Reverted Products. Elanco shall immediately discontinue making any representation regarding its status as a licensee or channel collaborator of Intrexon with respect to the Reverted Products.

(d) Intrexon Materials. Elanco shall promptly return, or at Intrexon’s request Elanco shall promptly destroy, any Intrexon Materials in Elanco’s possession or control at the time of termination that pertain to the terminated Target (unless such Confidential Information also pertains to another Target that remains the subject of this Agreement after such termination), other than any Intrexon Materials necessary for the continued development and commercialization of the Retained Products.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(e) Licenses to Intrexon. Elanco is automatically deemed to grant, upon expiration or termination, to Intrexon a worldwide, fully paid, royalty-free, exclusive (even as to Elanco and its Affiliates), irrevocable, license (with full rights to sublicense) under the Elanco Termination IP, to make, have made, import, use, offer for sale and sell Reverted Products and to use the Intrexon Channel Technology, the Intrexon Materials, and/or the Intrexon IP in the Field. Elanco shall also take such actions and execute such other instruments and documents as may be necessary to document such license to Intrexon.

(f) Approval Filings. If Elanco terminates this Agreement during the term of this Agreement other than for Intrexon’s breach, or if Intrexon terminates this Agreement for Elanco’s breach, Elanco shall timely assign to Intrexon, and will provide full copies of, all regulatory approvals and regulatory filings that relate specifically and solely to Reverted Products. Elanco shall also take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights thereunder to Intrexon. To the extent that there exist any regulatory approvals and regulatory filings that relate both to Reverted Products and other products, Elanco shall provide copies of the portions of such regulatory filings that relate to Reverted Products and shall reasonably cooperate to assist Intrexon in obtaining the benefits of such regulatory approvals with respect to the Reverted Products.

(g) Data Disclosure. Elanco shall provide to Intrexon copies of the relevant portions of all material reports and data, including clinical and non-clinical data and reports, obtained or generated by or on behalf of Elanco or its Affiliates to the extent that they pertain to Reverted Products, within sixty (60) days of such termination unless otherwise agreed, and Intrexon shall have the right to use any such Information in developing and commercializing Reverted Products and to license any Third Parties to do so.

(h) Third Party Licenses.

(i) To the extent that Elanco acquires a third party license with respect to a Licensed Product; where such license (1) is signed after the Effective Date; (2) is effected at the direction of the JSC and (3) claims inventions or know-how specific to or used or incorporated into the development, manufacture and/or commercialization of the Licensed Products; then Elanco shall use Diligent Efforts to provide that Intrexon can acquire such license rights for any Reverted Product hereunder on substantially the same terms.

(ii) To the extent that Elanco acquires a third party license with respect to a Licensed Product; where such license (1) is signed after the Effective Date; (2) is not effected at the direction of the JSC and (3) claims inventions or know-how specific to or used or incorporated into the development, manufacture and/or commercialization of the Licensed Products; then Elanco shall use commercially reasonable efforts to provide that Intrexon can acquire such license rights for any Reverted Product on substantially the same terms. Elanco may use such reasonable efforts after a notice of termination under this Section 10, and those reasonable efforts shall satisfy the requirement of this paragraph. Prior to a notice of termination under this Section 10, Elanco acknowledges that it will not knowingly take any directed actions to prevent the transfer of such rights.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(iii) Upon a notice of termination, Elanco will provide to Intrexon a description of technologies within third party licenses, under (i) and (ii) above, for the purposes of review by the parties in assessing Intrexon’s desire to obtain rights under such licenses.

(i) Remaining Materials. At the request of Intrexon, Elanco shall transfer to Intrexon, all quantities of Reverted Product (including API or work-in-process) in the possession of Elanco or its Affiliates. Elanco shall transfer to Intrexon all such quantities of Reverted Products without charge, except that Intrexon shall pay the reasonable costs of shipping.

(j) Third Party Vendors.

(i) To the extent that Elanco contracts with third party vendors (including suppliers and distributors) with respect to a Licensed Product; where such contract (1) is signed after the Effective Date; (2) is effected at the direction of the JSC and (3) directly relates to the development, manufacture and/or commercialization of the Licensed Products; then Elanco shall use Diligent Efforts to provide that Intrexon can contract with any such vendor on substantially the same terms for any Reverted Product.

(ii) To the extent that Elanco contracts with third party vendors (including suppliers and distributors) with respect to a Licensed Product; where such license (1) is signed after the Effective Date; (2) is not effected at the direction of the JSC and (3) claims inventions or know-how specific to or used or incorporated into the development, manufacture and/or commercialization of the Licensed Products; then Elanco shall use commercially reasonable efforts to provide that Intrexon can contract with any such vendor on substantially the same terms for any Reverted Product. Elanco may use such reasonable efforts after a notice of termination under this Section 10, and those reasonable efforts shall satisfy the requirement of this paragraph. Prior to a notice of termination under this Section 10, Elanco acknowledges that it will not knowingly take any directed actions to prevent the transfer of such rights.

(iii) Upon a notice of termination, Elanco will provide to Intrexon a description of technologies within third party licenses, under (i) and ii) above, for the purposes of review by the parties in assessing Intrexon’s desire to obtain rights under such licenses. Such descriptions or license copies may be redacted as may be required, but still sufficient for the aforementioned purposes.

(k) Commercialization. Intrexon shall have the right to develop and commercialize the Reverted Products itself or with one or more Third Parties, and shall have the right, without obligation to Elanco, to take any such actions in connection with such activities as Intrexon (or its designee), at its discretion, deems appropriate.

(l) Confidential Information. Each Party shall promptly return, or at the other Party’s request destroy, any Confidential Information of the other Party in such Party’s possession or control at the time of termination that pertain to the terminated Target (unless such Confidential Information also pertains to another Target that remains the subject of this Agreement after such termination), provided that each Party shall be permitted to retain (i) a single copy of each item of Confidential Information of the other Party in its confidential legal files for the sole purpose of monitoring and enforcing its compliance with Article 7, (ii) Confidential Information of the other Party that is maintained as archive copies on the recipient

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Party’s disaster recovery and/or information technology backup systems, or (iii) Confidential Information of the other Party necessary to exercise such Party’s rights in Retained Products (in the case of Elanco) or Reverted Products (in the case of Intrexon). The recipient of Confidential Information shall continue to be bound by the terms and conditions of this Agreement with respect to any such Confidential Information retained in accordance with this Section 10.4(l).

10.5 Surviving Obligations. Termination or expiration of this Agreement shall not affect any rights of either Party arising out of any event or occurrence prior to termination, including, without limitation, any obligation of Elanco to pay any amount which became due and payable under the terms and conditions of this Agreement prior to expiration or such termination. The following portions of this Agreement shall survive termination or expiration of this Agreement: Sections 3.2, 3.4, 3.5, the last sentence of 3.7 and 5.6; Articles 6, 7 and 9 through 12; and any relevant definitions in Article 1.

ARTICLE 11

Dispute Resolution

11.1 Disputes. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. In the event of any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement (other than disputes arising from a Committee), including, without limitation, any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party. If the matter is not resolved within thirty (30) days following the written request for discussions, either Party may then pursue any available legal recourse. For the avoidance of doubt, any disputes, controversies or differences arising from a Committee pursuant to Article 2 shall be resolved solely in accordance with Section 2.4.

11.2 Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

11.3 Costs. Each Party shall bear its own legal fees.

11.4 Injunctive Relief. Nothing in this Article 11 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute if necessary to protect the interests of such Party or to preserve the status quo pending the dispute resolution. Specifically, the Parties agree that a material breach by either Party of its obligations in 3.3 of this Agreement may cause irreparable harm to the other Party, for which damages may not be an adequate remedy. Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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recovery of damages for breach of this Agreement, upon an adequate showing of material breach of such Section 3.3, and without further proof of irreparable harm other than this acknowledgement, such non-breaching Party shall be entitled to seek (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions, and (b) such other and further equitable relief as the court may deem proper under the circumstances. For the avoidance of doubt, nothing in this Section 11.6 shall otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 10.2.

11.5 Jurisdiction. For the purposes of this Article 11, the Parties acknowledge their diversity and agree to accept the jurisdiction of any United States District Court located in New York for enforcing this Agreement and agree not to commence any action, suit or proceeding related thereto except in such courts.

11.6 Patent Disputes. Notwithstanding any other provisions of this Article 11, and subject to the provisions of Section 6.2, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Intrexon Patents shall be submitted to a court of competent jurisdiction in the country in which such Patent was filed or granted.

ARTICLE 12

General Provisions

12.1 Use of Name. No right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

12.2 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PARAGRAPH IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 9, OR DAMAGES AVAILABLE FOR BREACHES OF THE OBLIGATIONS SET FORTH IN ARTICLE 7.

12.3 Independent Parties. The Parties are not employees or legal representatives of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership, or business organization of any kind.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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12.4 Notice. All notices, including notices of address change, required or permitted to be given under this Agreement shall be in writing and deemed to have been given when delivered if personally delivered or sent by facsimile (provided that the party providing such notice promptly confirms receipt of such transmission with the other party by telephone), on the business day after dispatch if sent by a nationally-recognized overnight courier and on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All such communications shall be sent to the address or facsimile number set forth below (or any updated addresses or facsimile number communicated to the other Party in writing):

If to Intrexon:	Intrexon Corporation 20358 Seneca Meadows Parkway Germantown, MD 20876 Attention: President, Animal Science Division Fax: (301) 556-9901

with a copy to:	Intrexon Corporation 20358 Seneca Meadows Parkway Germantown, MD 20876 Attention: Legal Department Fax: (301) 556-9902

If to Elanco:	Elanco Animal Health a Division of the Eli Lilly and Company 2500 Innovation Way Greenfield, Indiana 46140 Attention: Elanco General Counsel Fax: [*****]

12.5 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

12.6 Waiver. Any waiver (express or implied) by either Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

12.7 Entire Agreement; Amendment. This Agreement and the exhibit attached hereto constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement (including any prior confidentiality agreement between the Parties). All information of Intrexon or Elanco to be kept confidential by the other Party under any prior confidentiality agreement, as of the Effective Date, shall be maintained as Confidential Information by such other Party under the obligations set forth in Article 7 of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.

12.8 Nonassignability; Binding on Successors. Any attempted assignment of the rights or delegation of the obligations under this Agreement shall be void without the prior written consent of the nonassigning or nondelegating Party; provided, however, that either Party

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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may assign its rights or delegate its obligations under this Agreement without such consent (a) to an Affiliate of such Party or (b) to its successor in interest in connection with any merger, acquisition, consolidation, corporate reorganization, or similar transaction, or sale of all or substantially all of its assets, provided that such assignee agrees in writing to assume and be bound by the assignor’s obligations under this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the Parties hereto. Notwithstanding the foregoing, in the event that either Party assigns this Agreement to its successor in interest by way of merger, acquisition, or sale of all or substantially all of its assets (whether this Agreement is actually assigned or is assumed by such successor in interest or its affiliate by operation of law (e.g., in the context of a reverse triangular merger)), (a) the intellectual property rights of such successor in interest or any of its affiliates shall be automatically excluded from the rights licensed to the other Party under this Agreement, and (b) such successor in interest may elect by written notice to have the restrictions set forth in Section 3.3 not apply to the activities of such successor in interest (but, for purposes of clarity, such restriction shall in any event continue to apply to the applicable Party and all other Affiliates of such Party not related to such successor in interest). In the event that a successor in interest to Elanco elects to have the restrictions set forth in Section 3.3 not apply to the activities of such successor in interest, Intrexon shall have the termination right set forth in
Section 10.2(c).

12.9 Force Majeure. Neither Party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, acts of terrorism and acts of God, provided that the Party experiencing the delay promptly notifies the other Party of the delay.

12.10 No Other Licenses. Neither Party grants to the other Party any rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, except to the extent expressly provided for under this Agreement.

12.11 Solicitation: Neither Elanco nor Intrexon personnel involved in the ECC research and development, or members of the JSC or IPC, may directly or indirectly solicit, in order to offer to employ, any employee of the other Party for a period of one year after the Effective Date without the prior approval of such other Party. General employment solicitations or advertisements or employment discussions initiated by such an employee, are not direct or indirect solicitations, and are not prohibited under this Agreement. The parties will identify, in writing within thirty days of execution of this Agreement, certain ECC participants or identified roles from each Party, for which the restrictions on solicitation, offers of employment and employment shall extend for a period of 7-years after the Effective Date.

12.12 Legal Compliance. The Parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws.

12.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same instrument.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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[Remainder of page intentionally left blank.]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Exclusive Channel Collaboration Agreement.

INTREXON CORPORATION		ELANCO ANIMAL HEALTH, A DIVISION OF ELI LILLY AND COMPANY

By:	/s/ Thomas R. Kasser	By:	/s/ William C. Weldon
Name:	Thomas R. Kasser	Name:	William C. Weldon
Title:	SVP, President ASD	Title:	Vice President Elanco Global R&D

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

Research Plan

[*****]